Exhibit 28(i)
CONSENT OF COUNSEL
The Gabelli Value Fund Inc.
     We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 28 (the “Amendment”) to the Registration Statement on Form N-1A (Securities Act File No. 33-30139, Investment Company Act File No. 811-05848) of The Gabelli Value Fund Inc. (the “Fund”) under the caption “Counsel” and to the Fund’s filing a copy of this Consent as an exhibit to the Amendment.

/s/ Willkie Farr & Gallagher LLP
Willkie Farr & Gallagher LLP

April 29, 2011
New York, New York